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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        34-1608156
(State of incorporation or organization)          (IRS Employer Identification No.)

  200 PUBLIC SQUARE, SUITE 30-5000
           CLEVELAND, OHIO                                     44114
(Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered

       CLASS A COMMON STOCK                  NEW YORK STOCK EXCHANGE


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-40535

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)


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             DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Class A Common Stock, par value $0.01 per share, of the Registrant is set forth under the caption "Description of Capital
Stock -- Common Stock" in the Registration Statement (the "Registration Statement") on Form S-1 (SEC file number 333-40535), as filed with the Securities and Exchange Commission (the "Commission") on November 19, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       HAWK CORPORATION


Date: January 16, 1998                 By:     /s/ Thomas A. Gilbride
                                               ---------------------------------
                                       Name:   Thomas A. Gilbride
                                       Title:  Vice-President--Finance


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